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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No.1 on Form S-8 to the Registration Statement (Form S-4 No.333-49557) of Tellabs, Inc. of our reports dated January 26, 1998, with respect to the consolidated financial statements of Tellabs, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended January 2, 1998 and related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                             ERNST & YOUNG LLP
Chicago, Illinois
July 31, 1998